EXHIBIT 99.1

In connection with the Quarterly Report of Form 10-Q of Empire Financial Holding Company (the “Company”) for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard L. Goble, Co-Chief Executive Officer of the Company, certify that:

     the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard L. Goble

Co-Chief Executive Officer
Date: November 8, 2002